Exhibit (1)(a)

             Certificate of Trust of Rydex Series Trust


























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                          State of Delaware

                  Office of the Secretary of State

        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST OF RYDEX SERIES TRUST FILED IN THIS OFFICE ON THE ELEVENTH DAY OF FEBRUARY, A.D. 1993, AT 4 O CLOCK P.M.


                     [SEAL OF STATE OF DELAWARE]



                            /S/ William T. Quillen
                            William   T.  Quillen,  Secretary  of
   State

                            AUTHENTICATION: *3812881

        930435002                DATE: 03/09/1993































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                        CERTIFICATE OF TRUST
                                 of
                         Rydex Series Trust

   This Certificate of Trust, a business trust registered under the Investment Company Act of 1940, is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seg.) and sets forth the following:

   1.   The name of the trust is
        Rydex Series Trust

   2. As required by 12 Del. C. Section 3807 and 3810(a)(1)b, the Rydex Series Trust business address of the registered office of the Trust and of the Registered agent of the Trust for service of process is:

        The Corporation Trust Company
        1209 Orange Street
        Wilmington, Delaware 19801

   3.   This certificate shall be effective upon filing.

   4. Notice is hereby given that the Trust is a series Trust. T h e debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

   This certificate is executed this 10th day of February, 1993 in Bethesda, Maryland, upon the penalties of perjury and constitutes the oath or affirmation that the facts stated above are true to the undersigned trustees belief of knowledge.

   /s/ Daniel S. Ryczek
   Daniel S. Ryczek

   /s/ William L. Major
   William L. Major

   /s/ Albert P. Viragh, Jr.
   Albert P. Viragh, Jr.







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